EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
Molina Healthcare Data Center, Inc.	New Mexico
Molina Healthcare of Arizona, Inc.*	Arizona
Molina Healthcare of California	California
Molina Healthcare of California Partner Plan, Inc.	California
Molina Healthcare of Florida, Inc.	Florida
Molina Healthcare of Georgia, Inc.*	Georgia
Molina Healthcare of Illinois, Inc.	Illinois
Molina Healthcare of Iowa, Inc.*	Iowa
Molina Healthcare of Maryland, Inc.*	Maryland
Molina Healthcare of Michigan, Inc.	Michigan
Molina Healthcare of Mississippi, Inc.*	Mississippi
Molina Healthcare of New Mexico, Inc.	New Mexico
Molina Healthcare of New York, Inc.	New York
Molina Healthcare of North Carolina, Inc.*	North Carolina
Molina Healthcare of Ohio, Inc.	Ohio
Molina Healthcare of Oklahoma, Inc.*	Oklahoma
Molina Healthcare of Pennsylvania, Inc.*	Pennsylvania
Molina Healthcare of Puerto Rico, Inc.	Puerto Rico/Nevada
Molina Healthcare of South Carolina, LLC	South Carolina
Molina Healthcare of Texas, Inc.	Texas
Molina Healthcare of Texas Insurance Company	Texas
Molina Healthcare of Utah, Inc.	Utah
Molina Healthcare of Virginia, Inc.	Virginia
Molina Healthcare of Washington, Inc.	Washington
Molina Healthcare of Wisconsin, Inc.	Wisconsin
Molina Hospital Management, LLC	California
Molina Information Systems, LLC, dba Molina Medicaid Solutions	California
Molina Youth Academy*	California
Molina Medical Management, Inc.	California
Molina Holdings Corporation*	New York
Molina Clinical Services, LLC	Delaware
Molina Healthcare of Louisiana, Inc.*	Louisiana
Molina Healthcare of Nevada, Inc.*	Nevada
Molina Pathways, LLC	Delaware
Molina Pathways of Texas, Inc.+	Texas
Pathways Health and Community Support LLC+	Delaware
AmericanWork, Inc.-	Delaware
Children's Behavioral Health, Inc.-	Pennsylvania
Choices Group, Inc.-	Delaware
College Community Services-	California
Dockside Services, Inc.-	Indiana
Family Preservation Services, Inc.-	Virginia

EXHIBIT 21.1

Family Preservation Services of Florida, Inc.-	Florida
Family Preservation Services of North Carolina, Inc.-	North Carolina
Family Preservation Services of Washington D.C., Inc.-	District of Columbia
Family Preservation Services of West Virginia, Inc.-	West Virginia
Maple Star Nevada, Inc.-	Nevada
Maple Star Oregon, Inc.-	Oregon
Pathways Community Corrections, Inc.-	Delaware
Camelot Care Centers, Inc.>	Illinois
Pathways Community Services LLC-	Delaware
Pathways Community Services LLC-	Pennsylvania
Pathways of Massachusetts LLC-	Delaware
Pathways of Washington, Inc.-	Washington
Pathways of Arizona, Inc.-	Arizona
Pathways of Idaho LLC-	Delaware
Pathways of Delaware, Inc.-	Delaware
Pathways of Maine, Inc.-	Maine
Pathways of Oklahoma, Inc.-	Oklahoma
Pathways Community Support of Texas, Inc.-	Texas
Transitional Family Services, Inc.-	Georgia
Pathways Human Services, LLC.-*	Delaware
The RedCo Group, Inc.-	Pennsylvania
Raystown Developmental Services, Inc./	Pennsylvania

*	Non-operational entity

+	Wholly owned subsidiary of Molina Pathways, LLC

-	Wholly owned subsidiary of Pathways Health and Community Support LLC

/	Wholly owned subsidiary of The RedCo Group, Inc.

>	Wholly owned subsidiary of Pathways Community Corrections, Inc.